Exhibit 23.3 Consent of McManus & Company, PC, independent public accountants




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Regarding this registration statement of Eagle Broadband, Inc., on Form S-3, we consent to the reference of our firm under the caption "Experts" and the inclusion of our report dated December 5, 2003, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K/A for the year ended August 31, 2003.


//s// McManus & Co., P.C.
McManus & Co., P.C.
Rockaway, New Jersey
March 18, 2004